Exhibit 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS


            We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated
February 6, 1996, on our audits of the financial statements of Engelhard Corporation as of December 31, 1995 and 1994 and for each of the three years ended December 31, 1995 and our report dated June 14, 1996, on our audit of the financial statements of Mearl Corporation as of and for the year ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts."


                                        COOPERS & LYBRAND L.L.P.

New York, New York
July 16, 1996